Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Maxar Technologies Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-254280) on Form S-3 and (Nos. 333-219296, 333-220853, 333-224934, 333-231296, 333-238238, and 333-256106) on Form S-8 of our reports dated February 22, 2023, with respect to the consolidated financial statements of Maxar Technologies Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Denver, Colorado
February 22, 2023